                                                                  Exhibit 11

                          CHECKMATE ELECTRONICS, INC.

                      COMPUTATION OF  PER SHARE EARNINGS
                     (in thousands, except per share data)

                                                     Three months ended        Six months ended
                                                           June 30,              June 30,
                                                   --------------------      --------------------------
                                                     1997       1996             1997          1996
                                                   ---------  ----------     ------------   -----------
PRIMARY:
Weighted average common shares
   outstanding during the period                       5,354       5,122            5,306         5,105

Net effect of dilutive stock options and stock
   warrants - based on the treasury stock
   method using the average market price                   0         484                0           481
                                                   ---------    --------         --------      --------
Total common and common equivalent shares              5,354       5,606            5,306         5,586
                                                   =========    ========         ========      ========
Net income (loss)                                  $  (1,139)   $  1,190         $   (478)     $  1,720
                                                   =========    ========         ========      ========
Net income (loss) per share                        $   (0.21)   $   0.21         $  (0.09)     $   0.31
                                                   =========    ========         ========      ========
FULLY DILUTED:
Weighted average common shares
   outstanding during the period                       5,354       5,122            5,306         5,105

Net effect of dilutive stock options and stock
   warrants - based on the treasury stock
   method using the ending market price,
   if higher than the average market price                 0         513                0           513
                                                   ---------    --------         --------      --------
Total common and common equivalent shares              5,354       5,635            5,306         5,618
                                                   =========    ========         ========      ========
Net income (loss)                                  $  (1,139)   $  1,190         $   (478)     $  1,720
                                                   =========    ========         ========      ========
Net income (loss) per share                        $   (0.21)   $   0.21         $  (0.09)     $   0.31
                                                   =========    ========         ========      ========